UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2015

Herbalife Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		KY1-1106
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2015 the Board of Directors (the “Board”) of Herbalife Ltd. (the “Company”) appointed Michael Montelongo to serve as a Class III member of the Board. Mr. Montelongo was not appointed to serve as a member of any Board committee. There was no arrangement or understanding between Mr. Montelongo and any other person pursuant to which he was appointed as a director.

In connection with his appointment, Mr. Montelongo will participate in the Company’s non-management director compensation program. Under the terms of that program, as established by the Board, non-management directors receive a retainer of $85,000 per year for service on the Board, an annual equity award in the form of restricted stock units with a grant date fair value (as determined for financial reporting purposes) of $120,000, $1,500 for each Board meeting attended in person and $1,000 for each Board meeting attended telephonically.

Item 8.01 Other Events.

On April 28, 2015 the Company issued a press release announcing Mr. Montelongo’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by Herbalife Ltd. on April 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

April 28, 2015	By:	/s/ Mark J. Friedman
Name: Mark J. Friedman
Title: General Counsel

Exhibit Index

Exhibit	Description

99.1	Press release issued by Herbalife Ltd. on April 28, 2015